Independent Auditors' Consent


To the Board of Trustees of
Consulting Group Capital Markets Funds:

We consent to the use of our report dated October 25, 1996 incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Auditors" in the Statement of Additional Information.


							KPMG PEAT MARWICK LLP





New York, New York
December 30, 1996